U.S. GLOBAL INVESTORS FUNDS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Karen Shaw, Zachary Tackett, and Kevin MacDowell, and each of them as true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign the Registration Statement of U.S. Global Investors Funds on Form N-14 under the Securities Act of 1933 related to the proposed reorganization of All American Equity Fund into Global Luxury Goods Fund (formerly known as Holmes Macro Trends Fund) and any or all amendments or supplements thereto or any prospectus or statement of additional information forming a part thereof and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ David Tucker	/s/ Jennifer Brown-Strabley
David Tucker	Jennifer Brown-Strabley

/s/ Mark Moyer	/s/ Jessica Chase
Mark Moyer	Jessica Chase

Dated: July 1, 2020